EXHIBIT 10.33
                                                                   -------------

                    CONFIDENTIAL TREATMENT HAS BEEN REQUESTED
                     WITH REGARD TO PORTIONS OF THIS EXHIBIT

                   AMENDMENT TO CLINICAL DEVELOPMENT AGREEMENT

      This Amendment is entered into this 27th day of October, 1999 by and between Vion Pharmaceuticals, Inc., Four Science Park, New Haven, Connecticut ("Vion"), Covance Clinical Research Unit Ltd., Hyde Street, Leeds, United Kingdom ("Covance"), and Covance Inc., 210 Carnegie Center, Princeton, New Jersey ("Covance"), and amends the Clinical Development Agreement between Vion and Covance dated June 6, 1997 ("Original Agreement").

      WHEREAS, the parties to the Original Agreement desire to effect an amicable and efficient transfer of Covance's responsibilities (except as provided hereinafter in Section 2(b)) and terminate the Original Agreement.

      NOW THEREFORE, in consideration of the premises and the undertakings of the parties hereinafter set forth, the parties agree as follows:

1.    DEFINITIONS

      a. "Affiliate" means an individual, trust, business trust, joint venture, partnership, corporation, limited liability company, association or any other entity which owns, is owned by or is under common ownership with a party. For the purposes of this definition, the term "owns" (including, with correlative meanings, the terms "owned by" and "under common ownership with") as used with respect to any party, shall mean the possession (directly or indirectly) of more than fifty percent (50%) of the outstanding voting securities of a corporation or comparable equity interest in any other type of entity.

      b. "FDA" means the United States Food and Drug Administration (or its substantial equivalent in any foreign country).

      c. "IND" means Investigational New Drug Application No. 52,804 filed for the Drug with the FDA or its substantial equivalent in any foreign country.

      d. All capitalized terms used herein and not otherwise defined, shall have the meaning ascribed thereto under the Original Agreement.

      e.     "BIPI" means Boehringer Ingelheim Pharmaceuticals, Inc.

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2.    OBLIGATIONS OF COVANCE

      a. Covance shall use its best efforts to cooperate with Vion and BIPI to transition its responsibilities under the Original Agreement according to the Transition Plan, which is attached as Appendix 1 to this Amendment (and which may be amended from time to time during the transition period). For the purposes of this amendment, "best efforts" shall be those efforts Covance would apply to a similar project for its most important clients in good standing. BIPI and Vion agree that they shall accept such responsibilities in accordance with the Transition Plan no later than November 30, 1999.

      b. Covance shall continue to perform IVRS patient randomization and assignment and clinical trial supply management according to the methodology and fee structure as under the Original Agreement and in accordance with the Roles and Responsibilities for Protocol No. PORF-96-001 dated January 15, 1999 and approved January 18, 1999. The fee to Covance for IVRS patient randomization and assignment and clinical trial supply management shall be []. The parties agree that fees described in this Section 2(b) apply to the first [] patients randomized and assigned. Covance agrees to perform further IVRS randomization and assignment and clinical trial supply management at BIPI's request on a PRO RATA cost basis.

      c. Covance will continue to be responsible for site management of each individual research site in accordance with the methodology described in the Original Agreement and Transition Plan until BIPI (or a BIPI Affiliate) is prepared to take over responsibility for such tasks but in no event later than November 30, 1999. It is understood and agreed that during the transition herein described, these tasks may be performed jointly by Covance and BIPI (or a BIPI Affiliate). All agreements with Investigators shall be assigned by Covance and accepted by BIPI (or a BIPI Affiliate) no later than such date pursuant to a written acknowledgment of such assignment and acceptance from each individual research site at which point Covance's responsibility for such tasks shall cease. After BIPI (or a BIPI Affiliate) has executed a contract with an individual research site, Covance shall continue to be responsible for reporting all (including Pharm-Olam generated) expeditable and/or severe adverse events to the FDA (or other relevant agencies) until the date upon which BIPI provides written notice to Covance that acceptable data bases have been established at BIPI and all relevant BIPI Affiliates, but in no event shall Covance be so responsible beyond November 30, 1999.

      d. BIPI and Covance shall enter a contract for performance of the activities described in Section 2(b).

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3.    OBLIGATIONS OF VION

      a. For all activities performed by Covance and not yet paid by Vion through September 27, 1999, Vion shall pay Covance a total of []. This payment shall be in full settlement of all amounts owed to Covance by Vion for Covance activities under the Original Agreement through September 27, 1999 and shall be paid to Covance no later than November 30, 1999.

      b. Vion shall reimburse Covance for pass-through Investigator fees that have been incurred by Covance through September 27, 1999 but not yet reimbursed by Vion. The amount of the pass-through Investigator fees incurred through September 27, 1999 is approximately []. For all other outstanding pass-through fees incurred by Covance through September 27, 1999, Vion shall reimburse Covance a total of []. The sums described herein shall be paid no later than November 30, 1999.

      c. For all fees and pass-through costs other than Investigator fees after September 27, 1999, including the transition activities described in Section 2(a) above and the Transition Plan, Vion shall pay Covance a fee of [], such fee payable within fifteen (15) days of the date upon which BIPI provides written notice to Covance that acceptable data bases have been established at BIPI and all relevant BIPI Affiliates, but in no event later than December 15, 1999. Vion shall continue to reimburse Covance for pass-through Investigator fees incurred by Covance within thirty (30) days of invoice.

4.    ORIGINAL AGREEMENT

      a. Upon the date of formal transfer of responsibility for all INDs from Vion to BIPI as defined in Section 5 below, the Original Agreement will terminate.

      b. The confidentiality obligations contained in Section 5, the indemnification provisions of Sections 2(l) and 3(h) of the Original Agreement shall survive termination of the Original Agreement. In addition, the parties agree that the obligation to comply with all applicable regulations shall also survive termination of the Original Agreement.

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5.    RELEASE FROM LIABILITY

      a. Upon full review of all the data and information relating to Covance's work under the Original Agreement and formal transfer of responsibility for all INDs from Vion to BIPI, Vion and Covance shall execute a mutual release, from further responsibility or liability under the Original Agreement (including a waiver of any early termination penalties described in Section 8 of the Original Agreement). Such release shall not release Vion or Covance from the claims of third parties pursuant to Sections 2(l) and 3(h) of the Original Agreement. For the purposes of this Amendment, "formal transfer of responsibility" is defined, on a country-by-country basis, as notification from BIPI (or a BIPI Affiliate) to the FDA of the transfer of sponsor responsibility for the IND from Vion to BIPI (or a BIPI Affiliate). The review described herein shall be completed by BIPI and Vion no later than March 31, 2000. In the event of any complaints with respect to the data and information so reviewed, BIPI and Vion shall provide Covance with prompt written notice of the same and Covance shall be given an opportunity, if practicable, to cure any identified deficiency. In the event of a dispute among the parties with respect to this review, the parties agree to submit the dispute to non-binding mediation in the event that executive discussion cannot resolve the issue to everyone's satisfaction.





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the date and year first written above.


VION PHARMACEUTICALS, INC.                   COVANCE CLINICAL
                                             RESEARCH UNIT LTD.

By:   /s/ Thomas Mizelle                     By:   /s/ Charles C. Harwood, Jr.
      ---------------------------                  ---------------------------

Its:  VP Operations                          Its:  Director
      ---------------------------                  ---------------------------

Date: October 27, 1999                       Date: October 28, 1999
      ---------------------------                  ---------------------------


COVANCE INC.


By:   /s/ Charles C. Harwood, Jr.
      ---------------------------

Its:  Senior Vice President and Chief Financial Officer
      -------------------------------------------------

Date: October 28, 1999
      ---------------------------



The undersigned hereby agrees to be bound by the applicable provisions of Sections 2(a), (c), (d) and 5 hereof.


BOEHRINGER INGELHEIM
PHARMACEUTICALS, INC.


By:   /s/ M. Haehl
      ---------------------------

Its:  Sr. VP Medical/DRA
      ---------------------------

Date: October 27, 1999
      ---------------------------



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